Exhibit 10.5

GUARANTY

This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of the 20th day of July, 2020 by and among ELDORADO RESORTS, INC., a Nevada corporation (to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date hereof, following the making by Guarantor of this Guaranty) (together with its successors and permitted assigns, “Guarantor”), the entities listed on Schedule A (together with their respective successors and permitted assigns, collectively, “Existing Landlord”), Harrah’s Atlantic City LLC, a Delaware limited liability company (together with its successors and assigns, “Harrah’s Atlantic City Landlord”), New Laughlin Owner LLC, a Delaware limited liability company (together with its successors and assigns, “Harrah’s Laughlin Landlord”), and Harrah’s New Orleans LLC, a Delaware limited liability company (together with its successors and assigns, “Harrah’s New Orleans Landlord”, together with Harrah’s Atlantic City Landlord and Harrah’s Laughlin Landlord, collectively, “Joining Landlord”, and together with Existing Landlord, collectively, “Landlord”).
RECITALS

A.    The Existing Landlord, as landlord, CEOC, LLC, a Delaware limited liability company (as successor by merger to Caesars Entertainment Operating Company, Inc.) and the entities listed on Schedule B attached hereto, collectively as tenant (collectively, “Existing Tenant”), entered into that certain Lease (Non-CPLV) dated as of October 6, 2017, as amended by (i) that certain First Amendment to Lease (Non-CPLV), dated as of December 22, 2017, (ii) that certain Second Amendment to Lease (Non-CPLV) and Ratification of SNDA, dated as of February 16, 2018, (iii) that certain Third Amendment to Lease (Non-CPLV), dated as of April 2, 2018, (iv) that certain Fourth Amendment to Lease (Non-CPLV), dated as of December 26, 2018 and (v) that certain Omnibus Amendment to Leases among Existing Landlord, Existing Tenant, certain Affiliates of Existing Landlord and certain Affiliates of Existing Tenant, dated as of June 1, 2020 (collectively, the “Prior Non-CPLV Lease”).
B.    Concurrently herewith, Landlord, Existing Tenant, Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company (together with its successors and assigns, “Harrah’s Atlantic City Tenant”), Harrah’s Laughlin, LLC, a Nevada limited liability company (together with its successors and assigns, “Harrah’s Laughlin Tenant”), Jazz Casino Company, L.L.C., a Louisiana limited liability company (together with its successors and assigns, “Harrah’s New Orleans Tenant”, together with Harrah’s Atlantic City Tenant and Harrah’s Laughlin Tenant, collectively, “Joining Tenant”, and together with Existing Tenant, collectively, “Tenant”; it being understood that, for purposes of this Guaranty, “Tenant” shall include all entities which comprise Tenant from time to time pursuant to and in accordance with the Lease (as defined below)) and, solely for the purposes of the penultimate paragraph of Section 1.1 of the Lease, Propco TRS LLC, a Delaware limited liability company, are entering into that certain Fifth Amendment to Lease (Non-CPLV) (“Fifth Amendment”; the Prior Non-CPLV Lease, as amended by the Fifth Amendment, and as may be further amended, restated, supplemented, waived or otherwise modified from time to time, collectively the “Lease”), whereby, among other things, (i) the Fifth Amendment Additional Property (as defined in the Lease) is being incorporated into the Lease, (ii) Joining Landlord is being added as a “Landlord” under the Lease, (iii) Joining Tenant is being added as a “Tenant” under the Lease and (iv) certain other modifications are being made thereto. All capitalized terms used, and not otherwise defined, herein shall have the same meanings ascribed to such terms in the Lease.
C.    Tenant is a wholly owned indirect subsidiary of Guarantor, and Guarantor acknowledges and agrees that it will derive substantial benefits from the Lease, that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Fifth Amendment unless Guarantor was willing to execute and deliver this Guaranty.
AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.    Guaranty. In consideration of the benefit derived or to be derived by it from the Lease and the Golf Course Use Agreement, Guarantor hereby unconditionally and irrevocably guarantees to Landlord and Golf Course Owner (as applicable), as a primary obligor and not merely as a surety, the following (the matters described in the following clause (a) and clause (b), collectively, the “Obligations”), whenever incurred or accrued, including, without limitation, before the date of execution of this Guaranty:
    (a)    the faithful, prompt and complete payment and performance in full in cash of all monetary obligations of (x) Tenant under the Lease and (y) Golf Course User under the Golf Course Use Agreement when due (including, without limitation, during any Transition Period), including, without limitation, (i) all Rent and Additional Charges of any nature and any and all other sums payable by Tenant under the Lease, (ii) Golf Course User’s payment obligations of any nature under the Golf Course Use Agreement (including all Golf Course Use Payments (as defined in the Golf Course Use Agreement)) (including under any Severance Agreement (as defined in the Golf Course Use Agreement) entered into pursuant to the Golf Course Use Agreement), (iii) Tenant’s obligation to expend the Required Capital Expenditures in accordance with the Lease (or to deposit sums into the Cap Ex Reserve) and any other expenditures of any nature required of Tenant under the Lease, (iv) Tenant’s obligations under Section 10.6(b) of the Lease and (v) Tenant’s obligation to pay monetary damages in connection with any breach of the Lease or the Golf Course Use Agreement and to pay indemnification obligations, in each case as provided in and subject to all applicable terms of the Lease and the Golf Course Use Agreement; and
    (b)    the faithful, prompt and complete performance when due of (other than the monetary obligations described in clause (a) above) each and every one of the provisions, terms and conditions of the Lease and all covenants, agreements, conditions and requirements to be kept, performed and satisfied by Tenant under the Lease, including, without limitation, all obligations with respect to the operation of the Facility, all indemnification and insurance obligations, and all obligations to maintain, rebuild, restore or replace the Leased Property or any portion thereof or any facilities or improvements now or hereafter located thereat, in each case under clause (a) and clause (b), including (x) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws, and (y) any late charges and interest provided for under the Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding). In the event of the failure of (I) Tenant to pay any Rent, Additional Charges or any other sums under the Lease, or to render any other performance required of Tenant under the Lease, or (II) Golf Course User to pay any Golf Course Use Payments or any other sums under any Golf Course Agreement, when due or within any applicable cure period, Guarantor shall forthwith (A) pay and perform or cause to be paid and performed any and all such Obligations, in each case to the full extent provided under the Lease or the applicable Golf Course Agreement, and (B) pay all reasonable costs of collection or enforcement and other actual damages suffered or incurred by Landlord or Golf Course Owner, as applicable, that result from the non-performance thereof. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except solely as and to the extent provided in Section 13 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment and performance and not of collection. Guarantor shall be jointly and severally liable with Tenant and Golf Course User, as applicable, for the payment and performance of the Obligations.
2.    Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect, and shall not be released, diminished, impaired, reduced or adversely affected by any of the following, whether or not notice thereof is given to Guarantor:
(a)    any amendment, modification, renewal or extension of the Lease pursuant to its terms;
(b)    any compromise, release, consent, extension, indulgence, forbearance or other action or inaction in respect of any terms of the Lease or any other instrument or agreement by Landlord or by any other Person;
(c)    any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;
(d)    any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of (or failure to enforce) any such right, power or remedy;
(e)    any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Lease or any portion thereof or any obligations thereunder, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;

(f)    any limitation of Tenant’s liability under the Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;
(g)    subject to Section 14 hereof, any sale, lease, or transfer of all or any part of any interest in any Facility or any portion thereof or any or all of the assets of Tenant to any other Person other than to Landlord;
(h)    any act or omission by Landlord with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;
(i)    any breach by (or any act or omission of any nature of) Landlord under or in respect of the Lease;
(j)    any extensions of time for performance under the Lease;
(k)    the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;
(l)    the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;
(m)    the failure to give Guarantor any notice of acceptance, default or otherwise;
(n)    any rights, powers or privileges Landlord may now or hereafter have against any other Person or collateral;
(o)    except as provided in Section 14 below, any assignment of the Lease, or any subletting or subsubletting of, or any other occupancy arrangements in respect of, all or any part of the Facility;
(p)    any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;
(q)    the existence of any claim, setoff, counterclaim, defense or other rights that may at any time be available to, or asserted by, Guarantor or Tenant against Landlord, whether in connection with the Lease, the Obligations or otherwise;
(r)    any law or statute that may operate to cap, limit, or otherwise restrict the claims of a lessor of real property, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code;
(s)    the invalidity, illegality or unenforceability of all or any part of the Obligations, or of any document or agreement (including the Lease) executed in connection with the Obligations, for any reason whatsoever;

(t)    the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or
(u)    any other circumstances, whether or not Guarantor had notice or knowledge thereof.
3.    Primary Liability. The liability of Guarantor with respect to the Obligations shall be a primary, direct, immediate, continuing and unconditional guaranty of payment and performance and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or any other documents or instruments relating to the Obligations, including, without limitation, any Person’s lack of authority or lawful right to enter into such document on such Person’s behalf, or the pursuit by Landlord of any remedies Landlord may have. Without limitation of the foregoing, Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor or any other Person; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.
Following the occurrence of a Tenant Event of Default, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations, the payment and performance of which are hereby guaranteed, have been paid and fully performed.
4.    Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Lease. Any exercise or non-exercise by Landlord of any right hereby given to Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person, including, without limitation, Tenant and any other guarantor, will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.
5.    Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:
(a)    any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or any assets given as collateral for this Guaranty, or to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order;
(b)    any defense that may arise by reason of the incapacity or lack of authority of any Person or Persons;
(c)    notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;
(d)    any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;
(e)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(f)    any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;
(g)    any defense arising because of Landlord’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;
(h)    any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and
(i)    all rights and remedies accorded by applicable law to guarantors, including, without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.
6.    Enforcement.
    (a)    The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security (such as, for example, any security deposit of Tenant held by Landlord) or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease (such as, for example, terminating the Lease) or otherwise, and Guarantor hereby expressly waives the right to require Landlord to proceed against Tenant or any other Person, to exercise its rights and remedies under the Lease, or to pursue any other remedy whatsoever against any Person, security or collateral or enforce any other right at law or in equity. Without limitation of the generality of the foregoing, it shall not be necessary for Landlord (and Guarantor hereby waives any rights which it may have to require Landlord), in order to enforce any Obligation against Guarantor, first to institute suit or exhaust its remedies against any other Person, security or collateral or resort to any other means of obtaining payment of any Obligation. Nothing herein shall prevent Landlord from suing any Person to enforce the terms of the Lease or from exercising any other rights available to Landlord under the Lease or any other instrument or agreement, and the exercise of any of the aforesaid rights shall not affect the obligations of Guarantor hereunder. Guarantor understands that the exercise, or any forbearance from exercising, by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor’s right of subrogation against Tenant and that Guarantor may therefore incur liability hereunder that is not subject to reimbursement; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its Obligations hereunder shall be absolute, independent and unconditional, in each case in accordance with its terms hereunder.
    (b)    No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
    (c)    It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or any subtenant of the Leased Property or from any reletting of the Leased Property upon a Tenant Event of Default or from or in connection with any exercise of rights or remedies, to any due and unpaid rent or other charges or to such other Obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines; provided that any amount so paid and applied reduces the aggregate outstanding liabilities of Tenant under the Lease by such amount as required under the Lease.
7.    Information. Guarantor (a) assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant and its Affiliates and any other guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and (b) agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.
8.    No Subrogation. Until the Guaranty Termination Date (as defined in Section 14), Guarantor shall have no right of subrogation and waives (a) any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any of Tenant’s assets (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease, (b) any rights of reimbursement, indemnity or subrogation against Tenant arising from any payment of Obligations by Guarantor, and (c) any right of contribution Guarantor may have against any other Person that is liable under the Lease arising from such payment or otherwise in connection with the Lease or this Guaranty.
9.    Agreement to Comply with terms of Lease. Guarantor hereby agrees (a) to comply with all terms of the Lease applicable to it, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Lease, and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Subsidiaries.
10.    Agreement to Pay; Contribution; Subordination. Without limitation of any other provision of this Guaranty, including, without limitation, Section 8 above, or any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby unconditionally and irrevocably promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in Section 8 above and this Section 10. Guarantor further agrees that any rights of subrogation, contribution, reimbursement, indemnity or otherwise which Guarantor may have against Tenant or against any collateral or security, and any rights of contribution Guarantor may have against any other Person, in connection with any payment of Obligations or otherwise under this Guaranty or the Lease by Guarantor shall be junior and subordinate to any rights Landlord may have against Tenant or any such other Person, to all right, title and interest Landlord may have in any such collateral or security, and to any rights Landlord may have against Tenant or any such other Person. If any amount shall be paid to Guarantor on account of any such reimbursement, indemnity, subrogation or contribution rights at any time prior to the Guaranty Termination Date when a Tenant Event of Default shall have occurred and be continuing, such amount shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Lease or any applicable security agreement. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be junior and subordinate to Tenant’s obligation to Landlord to pay and perform as and when due in accordance with the terms of the Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such indebtedness (but subject in all events to the preceding provisions of this Section 10), except during any period that any Tenant Event of Default shall have occurred and be continuing. During any such period, Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly junior and subordinate to Landlord’s rights and remedies under the Lease. Furthermore, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Tenant as debtor, Guarantor hereby assigns to Landlord any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liability owing by Tenant to Guarantor up to the amounts owed to Landlord hereunder.
11.    Application of Payments. With respect to the Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) following the occurrence of a Tenant Event of Default, apply any or all payments or recoveries from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Lease.
12.    Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence of a Tenant Event of Default under the Lease, Landlord shall have the right to bring such actions at law or in equity, including, without limitation, appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.
13.    Maximum Liability. Each of Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of such Person that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.
14.    Release. Guarantor shall automatically be released from its obligations hereunder upon the earlier to occur of either of the following:  (x) (other than with respect to amounts then due and payable by Guarantor) upon the consummation of a Lease Foreclosure Transaction pursuant to clause (i) of Section 22.2 of the Lease, and (y) upon the irrevocable satisfaction and discharge in full of all of the Obligations (the date upon which such release occurs, the “Guaranty Termination Date”); provided (in the case of clause (x)) that Landlord shall have received a Replacement Guaranty from a Qualified Replacement Guarantor in accordance with clause (i) of Section 22.2 of the Lease (and, in the case of such a Replacement Guaranty delivered in connection with a New Lease obtained pursuant to Section 17.1(f) of the Lease, such New Lease shall satisfy the requirements for a New Lease contained in the last sentence of Section 17.1(f), including that it be at the rent and additional rent, and upon  the terms, covenants and conditions of, the Lease; it being understood that (i) the Obligations hereunder shall in no event include the obligations of the tenant under a New Lease, and (ii) the preceding clause (i) shall in no event be deemed to vitiate the Obligations hereunder in respect of the Lease).
15.    Guarantor’s Representations and Warranties.     Guarantor represents and warrants that:
(i)     Guarantor (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada (it being understood that Guarantor is to be renamed Caesars Entertainment, Inc. and converted to a Delaware corporation on the date hereof following the making by Guarantor of this Guaranty); (b) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; and (c) is in compliance with all applicable Legal Requirements where the failure to comply would reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay or perform the Obligations in accordance with the terms hereof;
(ii)     the execution, delivery, and performance of this Guaranty (a) are within Guarantor’s corporate powers, (b) have been duly authorized by all necessary or proper corporate action, (c) are not in contravention of any provision of Guarantor’s articles or certificate of incorporation or by-laws, (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, (e) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, (f) will not result in the creation or imposition of any lien upon any of the property of Guarantor, and (g) do not require the consent or approval of any governmental body, agency, authority, or any other Person except those already obtained, except in the case of clauses (e) and (g), where such conflict, breach or failure to obtain a consent or approval, would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay or perform the Obligations in accordance with the terms hereof; and
     (iii)    this Guaranty is duly executed and delivered on behalf of Guarantor and constitutes a legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.
16.    Guarantor’s Covenants.
(a)    Dividends. In addition to any other applicable restrictions hereunder, prior to the Covenant Termination Date (as defined below), Guarantor shall not, directly or indirectly, declare or pay any dividend or make any other distribution with respect to its capital stock or other equity interests with any assets other than cash unless such dividend or distribution would not reasonably be expected to result in Guarantor’s inability to perform its Guaranty obligations under this Guaranty.
(b)    Restricted Payments. In addition to the foregoing, prior to the Covenant Termination Date, Guarantor shall not directly or indirectly (i) declare or pay, or cause to be declared or paid, any dividend, distribution or other direct or indirect payment or transfer (in each case, in cash, stock, other property, a combination thereof or otherwise) with respect to any of Guarantor’s capital stock or other equity interests, (ii) purchase or otherwise acquire or retire for value any of Guarantor’s capital stock or other equity interests, or (iii) engage in any other transaction with any direct or indirect holder of Guarantor’s capital stock or other equity interests which is similar in purpose or effect to those described above (collectively, a “Restricted Payment”), except that (x) Guarantor can execute any of the transactions outlined above if Guarantor’s equity market capitalization exceeds $5.5 billion, or (y) if Guarantor’s equity market capitalization is less than $5.5 billion, then the Guarantor may declare or pay dividends or distributions or engage in any other transactions described in Section 16(b)(i) above in the aggregate amount of less than or equal to $200 million in any fiscal year and the Guarantor may purchase or otherwise acquire or retire for value, as described in Section 16(b)(ii) above, up to $500 million shares of Guarantor’s capital stock or other equity interests in any fiscal year (it being understood that from and after such time that the aggregate amount of all such transactions during any fiscal year of Guarantor exceeds $200 million or $500 million, as applicable, as provided in this clause (y), no further such transactions shall be permitted during such fiscal year of Guarantor under this clause (y)).
(c)    Survival of Covenants. As used herein, the term “Covenant Termination Date” shall mean the earliest to occur of (1) the Guaranty Termination Date, (2) October 6, 2023, and (3) the first day on which (x) the Total Net Leverage Ratio of the Guarantor is less than or equal to 5.00:1.00 and (y) the EBITDAR to Rent Ratio is equal to or greater than 3.00:1.00.
For the purpose of the foregoing:
(i) “EBITDAR to Rent Ratio” means the ratio of (a) the EBITDAR of Guarantor and its Subsidiaries on a consolidated basis during the applicable Trailing Test Period of Guarantor and its Subsidiaries (provided, that, to the extent any such Subsidiary is not wholly owned (directly or indirectly) by Guarantor, the EBITDAR of such Subsidiary shall be limited to Guarantor’s pro-rata ownership interests in such Subsidiary) to (b) the sum of (w) the Rent under the Lease, plus (x) the Rent (as defined in the Las Vegas Lease), plus (y) the Rent (as defined in the Joliet Lease), plus (z) actual rent (excluding additional rent such as pass-throughs of expenses) payable by Guarantor and its Subsidiaries on a consolidated basis under all other Gaming Leases, in each case during such Trailing Test Period (the sum of clauses (w) through (z), the “Gaming Lease Rent”),
(ii) “Gaming Lease” means a lease entered into by Guarantor or any of its Subsidiaries pursuant to which lease Guarantor or any of its Subsidiaries occupy and use real property, vessels or similar assets for, or primarily in connection with, the operation of one or more Gaming Facilities thereon or thereat,

(iii) “EBITDAR” means for any applicable twelve (12) month period, the consolidated net income or loss of a Person on a consolidated basis for such period, determined in accordance with GAAP, provided, however, that without duplication and in each case to the extent included in calculating net income (calculated in accordance with GAAP): (i) income tax expense shall be excluded; (ii) interest expense shall be excluded; (iii) depreciation and amortization expense shall be excluded; (iv) amortization of intangible assets shall be excluded; (v) write-downs and reserves for non-recurring restructuring-related items (net of recoveries) shall be excluded; (vi) reorganization items shall be excluded; (vii) any impairment charges or asset write-offs, non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, and non-cash charges for deferred tax asset valuation allowances, shall be excluded; (viii) any effect of a change in accounting principles or policies shall be excluded; (ix) any non-cash costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement shall be excluded; (x) any nonrecurring gains or losses (less all fees and expenses relating thereto) shall be excluded; (xi) rent expense shall be excluded; and (xii) the impact of any deferred proceeds resulting from failed sale accounting shall be excluded (it being understood, in connection with any EBITDAR calculation made pursuant to this Guaranty (a) promptly following request therefor, Guarantor shall provide Landlord with all supporting documentation and backup information with respect thereto as may be reasonably requested by Landlord, (b) such calculation shall be as reasonably agreed upon between Landlord and Guarantor, and (c) if Landlord and Guarantor do not agree within twenty (20) days of either party seeking to commence discussions, the same may be determined by an Expert in accordance with and pursuant to the process set forth in Section 34.2 of the Lease),
(iv) “EBITDA” means the same meaning as “EBITDAR” as defined herein but without giving effect to clause (xi) in the definition thereof (it being understood that to the extent any Gaming Lease Rent is accounted for as interest expense in accordance with GAAP, such interest expense will be accounted for as rent and thus included in clause (xi) of the definition of EBITDAR), and
(v) “Total Net Leverage Ratio” means, with respect to Guarantor and its Subsidiaries on a consolidated basis, on any date, the ratio of (i) (a) the aggregate principal amount of (without duplication) all indebtedness consisting of indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (but excluding contingent obligations under outstanding letters of credit) and other purchase money indebtedness and guarantees of any of the foregoing obligations, of Guarantor and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP (it being understood that neither the Lease nor the Las Vegas Lease, nor the Joliet Lease nor any other Gaming Lease shall be treated as indebtedness regardless of how they are treated under GAAP) less (b) the aggregate amount of all cash or cash equivalents of Guarantor and its Subsidiaries that would not appear “restricted” on a consolidated balance sheet of Guarantor and its Subsidiaries to (ii) EBITDA.

17.    Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, or by an overnight express service to the following address:

To Guarantor:	c/o Caesars Entertainment, Inc.
100 West Liberty Street, Suite 1150
Reno, Nevada 89501
Attention: General Counsel
Email: equatmann@eldoradoresorts.com

To Landlord:	c/o VICI Properties Inc.
535 Madison Avenue, 20th Floor
New York, New York 10022
Attn: General Counsel
Email: corplaw@viciproperties.com

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted.
18.    Miscellaneous.
(a)    No term, condition or provision of this Guaranty may be amended, waived or modified except by an express written instrument to that effect signed by Landlord and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.
(b)    If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.
(c)    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAWS OF THE STATE WHERE THE LEASED PROPERTY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO ANY OF THE LEASED PROPERTY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF SUCH STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF NEW YORK AND

AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK.
(d)    GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND LANDLORD, BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.
(e)    In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(e).
(f)    Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.
(g)    Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.
(h)    All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and permitted assigns.
(i)    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders,

including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.
(j)    This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.
(k)    For the avoidance of doubt, Guarantor consents to the collateral assignment of this Guaranty to any Fee Mortgagee and agrees that any Person that is a permitted successor to, and/or assignee of, Landlord’s interest under the Lease in accordance with the terms thereof shall constitute a permitted successor and/or assignee and intended beneficiary hereof (and shall become, be recognized by Guarantor as, and have all of the rights of, “Landlord” hereunder).
(l)    As used in this Guaranty, the following terms have the following meanings:
(i)    “Golf Course Owner” shall mean Rio Secco LLC, Cascata LLC, Chariot Run LLC and Grand Bear LLC, collectively, together with their respective successors and assigns.
(ii)    “Golf Course User” shall mean Caesars Enterprise Services, LLC and CEOC, LLC, collectively, together with their respective successors and assigns.
(ii)    “Golf Course Use Agreement” shall mean that certain Golf Course Use Agreement, dated October 6, 2017, as amended by that certain First Amendment to Golf Course Use Agreement, dated April 20, 2018, as further amended by that certain Second Amendment to Golf Course Use Agreement, dated as of the date hereof, and as may be further amended, restated, supplemented, waived or otherwise modified from time to time.
[Signature Page to Follow]

EXECUTED as of the date first set forth above.

GUARANTOR:
ELDORADO RESORTS, INC.,
a Nevada corporation
By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

LANDLORD:
HORSESHOE COUNCIL BLUFFS LLC
HARRAH’S COUNCIL BLUFFS LLC
HARRAH’S METROPOLIS LLC
HORSESHOE SOUTHERN INDIANA LLC
NEW HORSESHOE HAMMOND LLC
NEW HARRAH’S NORTH KANSAS CITY LLC
GRAND BILOXI LLC
HORSESHOE TUNICA LLC
NEW TUNICA ROADHOUSE LLC
CAESARS ATLANTIC CITY LLC
BALLY’S ATLANTIC CITY LLC
HARRAH’S LAKE TAHOE LLC
HARVEY’S LAKE TAHOE LLC
HARRAH’S RENO LLC
BLUEGRASS DOWNS PROPERTY OWNER LLC
VEGAS DEVELOPMENT LLC
VEGAS OPERATING PROPERTY LLC
MISCELLANEOUS LAND LLC
PROPCO GULFPORT LLC
PHILADELPHIA PROPCO LLC,
HARRAH’S ATLANTIC CITY LLC,
NEW LAUGHLIN OWNER LLC,
HARRAH’S NEW ORLEANS LLC

each, a Delaware limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

HORSESHOE BOSSIER CITY PROP LLC
HARRAH’S BOSSIER CITY LLC,
each, a Louisiana limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

[Signature Page to Regional Lease Guaranty]

GOLF COURSE OWNER:

RIO SECCO LLC,
a Delaware limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

CASCATA LLC,
a Delaware limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

CHARIOT RUN LLC,
a Delaware limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

GRAND BEAR LLC,
a Delaware limited liability company

By: /s/ David Kieske
Name: David Kieske
Title: Treasurer

[Signature Page to Regional Lease Guaranty]

Schedule A
EXISTING LANDLORD ENTITIES
Horseshoe Council Bluffs LLC
Harrah’s Council Bluffs LLC
Harrah’s Metropolis LLC
Horseshoe Southern Indiana LLC
New Horseshoe Hammond LLC
Horseshoe Bossier City Prop LLC
Harrah’s Bossier City LLC
New Harrah’s North Kansas City LLC
Grand Biloxi LLC
Horseshoe Tunica LLC
New Tunica Roadhouse LLC
Caesars Atlantic City LLC
Bally’s Atlantic City LLC
Harrah’s Lake Tahoe LLC
Harvey’s Lake Tahoe LLC
Harrah’s Reno LLC
Bluegrass Downs Property Owner LLC
Vegas Development LLC
Vegas Operating Property LLC
Miscellaneous Land LLC
Propco Gulfport LLC
Philadelphia Propco LLC

Schedule B
EXISTING TENANT ENTITIES
CEOC, LLC, successor in interest by merger to Caesars Entertainment Operating Company, Inc.
HBR Realty Company LLC
Harveys Iowa Management Company LLC
Southern Illinois Riverboat/Casino Cruises LLC
Caesars Riverboat Casino LLC
Roman Holding Company of Indiana LLC
Horseshoe Hammond, LLC
Horseshoe Entertainment
Harrah’s Bossier City Investment Company, LLC
Harrah’s North Kansas City LLC
Grand Casinos of Biloxi, LLC
Robinson Property Group LLC
Tunica Roadhouse LLC
Boardwalk Regency LLC
Caesars New Jersey LLC
Bally’s Park Place LLC
Harveys Tahoe Management Company LLC
Players Bluegrass Downs LLC
Casino Computer Programming, Inc.
Harveys BR Management Company, Inc.
Hole in the Wall, LLC
Chester Downs and Marina, LLC